1 SECOND QUARTER 2021 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. Exhibit 99.2

Table of Contents

RMR MORTGAGE TRUST

CORPORATE INFORMATION

Company Profile 3

Investor Information 4

FINANCIALS

Second Quarter 2021 Highlights 5

Condensed Consolidated Balance Sheet 6

Condensed Consolidated Statements of Operations 7

Debt Summary 8

Reconciliation of Net Income to Distributable Earnings 9

PORTFOLIO OVERVIEW

Second Quarter 2021 Portfolio Summary 10

Loan Investment Details 11

Loan Portfolio Composition 12

Loan Portfolio Credit Quality 13

Interest Rate Sensitivity 14

Capital Structure Overview as of June 30, 2021 15

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 16

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 17

RMRM

Nasdaq Listed

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Supplemental Q2 2021 2

3 Supplemental Q2 2021 3 Management: Our manager, Tremont Realty Advisors LLC, or TRA, or our Manager, is registered with the SEC as an investment adviser. In addition to RMRM, TRA also provides management services to Tremont Mortgage Trust (Nasdaq: TRMT), a publicly traded mortgage REIT that focuses on originating and investing in floating rate first mortgage whole loans, secured by middle market and transitional CRE. TRA is owned by The RMR Group LLC, or RMR LLC, the majority owned operating subsidiary of The RMR Group Inc., or RMR Inc., a holding company listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “RMR”. We collectively refer to RMR Inc. and its consolidated subsidiaries, including RMR LLC, as RMR. RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2021, RMR had $32.4 billion of real estate assets under management and the combined RMR managed companies had approximately $10.0 billion of annual revenues, nearly 2,100 properties and approximately 42,000 employees. We believe our Manager’s relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR’s broad platform provides us with access to RMR’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that our Manager provides us with significant experience and expertise in investing in middle market and transitional CRE. The Company: RMR Mortgage Trust, or RMRM, we, our or us, is a real estate finance company that focuses on originating and investing in floating rate first mortgage whole loans secured by middle market and transitional commercial real estate, or CRE. We define middle market CRE as commercial properties that have values up to $100.0 million and transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. Business Change: As previously announced, on January 5, 2021, the Securities and Exchange Commission, or SEC, issued an order granting our request to deregister as an investment company under the Investment Company Act of 1940. This order enables us to proceed with full implementation of our new business mandate to operate as a commercial mortgage real estate investment trust, or REIT. As a result of the changes to our business, we have not provided a comparison of our financial statements to prior periods in which we were operating as a registered investment company because it would not be useful to our shareholders. Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (617) 332-9530 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: RMRM Key Data (as of and for the three months ended June 30, 2021): (dollars in thousands) Q2 2021 income from investments, net $ 2,863 Q2 2021 net income $ 1,160 Q2 2021 Distributable Earnings $ 1,342 Loans held for investment, net $ 210,742 Total assets $ 244,474 Company Profile RETURN TO TABLE OF CONTENTS

4 Supplemental Q2 2021 4 Investor Information Board of Trustees Barbara D. Gilmore John L. Harrington Jeffrey P. Somers Independent Trustee Independent Trustee Independent Trustee Matthew P. Jordan Adam D. Portnoy Managing Trustee Managing Trustee Executive Officers Thomas J. Lorenzini G. Douglas Lanois President Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries RMR Mortgage Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kevin Barry, Manager, Investor Relations 255 Washington Street, Suite 300 at (617) 332-9530 or ir@rmrmortgagetrust.com (617) 796-8253 ir@rmrmortgagetrust.com www.rmrmortgagetrust.com RETURN TO TABLE OF CONTENTS

5 Supplemental Q2 2021 5 Financial Results Loan Portfolio Capitalization Interest Rates Note: As of and for the three months ended June 30, 2021 (unless otherwise noted) • Net income of $1.2 million and Distributable Earnings of $1.3 million, or $0.11 and $0.13 per common share, respectively. • Book value per common share of $18.90. • Distribution of $0.15 per common share declared in July 2021 and payable in August 2021. • Nine first mortgage whole loans diversified among office, multifamily, retail, lab and industrial collateral, with an aggregate total loan commitment of $250.7 million. ◦ Weighted average maturity of 4.2 years based on Maximum Maturities. ◦ Weighted average coupon rate of 4.98% and weighted average All In Yield of 5.62%. ◦ All loans are current on debt service. • All loans held for investment have floating interest rates and we require borrowers to obtain hedging instruments to mitigate the risk of increasing interest rates. The weighted average LIBOR floor for the portfolio is 0.76%. • Borrowings under our Master Repurchase Facility are subject to floating interest rates with no LIBOR floor. • Floating rate investments and floating rate liabilities support earnings stability. • Our master repurchase facility with UBS AG, or our Master Repurchase Facility, has $143.9 million available, comprised of $111.9 million immediately available to be drawn on loans and $32.0 million available to be drawn to fund future advances on unfunded loan commitments. • Outstanding principal balance of $49.2 million under our Master Repurchase Facility. Second Quarter 2021 Highlights RETURN TO TABLE OF CONTENTS

6 Supplemental Q2 2021 6 Financial Summary June 30, 2021 ASSETS   Cash and cash equivalents $ 30,402 Restricted cash 205 Loans held for investment, net 210,742 Accrued interest receivable 620 Prepaid expenses and other assets 2,505 Total assets $ 244,474 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued liabilities and deposits $ 1,638 Master repurchase facility, net 48,775 Due to related persons 1,006 Total liabilities 51,419 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value per share; unlimited number of shares authorized; 10,217,009 shares issued and outstanding 10 Additional paid in capital 193,065 Cumulative net income 1,510 Cumulative distributions (1,530) Total shareholders' equity 193,055 Total liabilities and shareholders' equity $ 244,474 Condensed Consolidated Balance Sheet (dollars in thousands, except per share data) RETURN TO TABLE OF CONTENTS

7 Supplemental Q2 2021 7 Condensed Consolidated Statements of Operations     Three Months Ended June 30, 2021   Six Months Ended June 30, 2021 INCOME FROM INVESTMENTS:         Interest income from investments   $ 3,055 $ 5,056 Less: interest and related expenses   (192) (192) Income from investments, net   2,863 4,864 OTHER EXPENSES: Base management fees   721 1,436 General and administrative expenses   714 1,306 Reimbursement of shared services expenses   275 601 Total expenses   1,710 3,343 Income before income tax benefit (expense) 1,153 1,521 Income tax benefit (expense) 7 (11) Net income   $ 1,160 $ 1,510   Weighted average common shares outstanding   10,208 10,205   Net income per common share   $ 0.11 $ 0.15       (amounts in thousands, except per share data) RETURN TO TABLE OF CONTENTS

8 Supplemental Q2 2021 8 DE BT S UM MA RY June 30, 2021 Coupon Rate Principal Balance Maturity Date Financings under Master Repurchase Facility: Office, Downers Grove, IL L + 2.30% $ 11,463 11/25/2023 Office/Industrial, Aurora, IL L + 2.30% 5,716 12/18/2023 Lab, Berkeley, CA L + 2.30% 6,993 12/30/2023 Multifamily, Olmstead Falls, OH L + 1.80% 25,000 01/28/2024 Total/weighted average L + 2.05% $ 49,172 Debt Summary (dollars in thousands) RETURN TO TABLE OF CONTENTS

9 Supplemental Q2 2021 9 Three Months Ended June 30, 2021 Six Months Ended June 30, 2021 Reconciliation of net income to Distributable Earnings: Net income $ 1,160 $ 1,510 Non-cash equity compensation expense 182 182 Distributable Earnings $ 1,342 $ 1,692 Weighted average common shares outstanding   10,208 10,205 Distributable Earnings per common share   $ 0.13 $ 0.17 Reconciliation of Net Income to Distributable Earnings (amounts in thousands, except per share data) RETURN TO TABLE OF CONTENTS

10 Supplemental Q2 2021 10 (dollars in thousands) Second Quarter 2021 Portfolio Activity Total Loan Commitments Unfunded Commitments Second Quarter 2021 Originations Portfolio Summary as of June 30, 2021 Number of loans 2 9 Average loan commitment $36,758 $27,857 Total loan commitments $73,515 $250,710 Unfunded loan commitments $10,049 $38,291 Principal balance $63,466 $212,515 Weighted average coupon rate 4.96% 4.98% Weighted average All In Yield 5.54% 5.62% Weighted average Maximum Maturity 4.0 4.2 Weighted average LTV 73% 68% Weighted average LIBOR floor 0.73% 0.76% Loans with active LIBOR floors 100% 100% Weighted average risk rating 3.0 2.9 Principal Balance Second Quarter 2021 Portfolio Summary RETURN TO TABLE OF CONTENTS Total Loan Commitments Unfunded Commitments Principal Balance Loan Originations by Quarter $30,000 $250,710

Loan Investment Details

RMR MORTGAGE TRUST

(dollars in thousands)

First mortgage loans as of June 30, 2021: [(1)]

Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
Los Angeles, CA	Retail	12/17/2020	$ 24,600	$ 17,826	L + 4.25%	L + 5.08%	12/17/2022	12/17/2024	67%	3
Miami, FL	Office	01/19/2021	10,900	10,900	L + 4.50%	L + 5.47%	01/19/2023	01/19/2025	68%	3
Downers Grove, IL	Office	09/25/2020	30,000	29,500	L + 4.25%	L + 4.69%	11/25/2023	11/25/2024	67%	3
Durham, NC	Lab	12/17/2020	21,500	13,500	L + 4.35%	L + 5.20%	12/17/2023	12/17/2025	57%	3
Aurora, IL	Office / Industrial	12/18/2020	16,500	14,710	L + 4.35%	L + 5.04%	12/18/2023	12/18/2024	73%	3
Berkeley, CA	Lab	12/30/2020	19,120	17,998	L + 4.35%	L + 4.85%	12/30/2023	12/30/2025	75%	2
Olmstead Falls, OH	Multifamily	01/28/2021	54,575	44,615	L + 4.00%	L + 4.65%	01/28/2024	01/28/2026	63%	3
Colorado Springs, CO	Office / Industrial	04/06/2021	34,275	29,215	L + 4.50%	L + 5.04%	04/06/2024	04/06/2025	73%	3
Londonderry, NH	Industrial	04/06/2021	39,240	34,251	L + 4.00%	L + 4.62%	04/06/2024	04/06/2026	73%	3
Total/weighted average			$ 250,710	$ 212,515	L + 4.27%	L + 4.91%			68%	2.9

(1) As of July 30, 2021, all of our borrowers had paid their debt service obligations owed and due to us, and none of the loans included in our investment portfolio were in default.

RETURN TO TABLE OF CONTENTS

Supplemental Q2 2021 11

12 Supplemental Q2 2021 12 Retail Geographic Region (1) Property Type (1) Maximum Maturity Profile (2) (dollars in thousands) Loan Portfolio Composition RETURN TO TABLE OF CONTENTS (1) Based on carrying value of loans held for investment as of June 30, 2021. (2) Based on principal balances as of June 30, 2021.

13 Supplemental Q2 2021 13 Loan to Value (1) % of Portfolio Loan Portfolio Credit Quality Loan Count 1 1 3 4 0 0 1Loan Count 8 0 0 Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 68% Weighted Average Risk Rating: 2.9 RETURN TO TABLE OF CONTENTS (1) Percentage of portfolio based on carrying value of loans held for investment as of June 30, 2021.

14 Supplemental Q2 2021 14 The interest income on our loans held for investment and the interest expense on our borrowings float with LIBOR subject to applicable LIBOR floor arrangements. We have interest rate floor provisions in our loan agreements with borrowers which set a minimum LIBOR for each loan. These floors range from 0.50% to 1.00% and the portfolio weighted average is 0.76% as of June 30, 2021. As a result, our interest income will increase if LIBOR exceeds the floor established in any of our investments, and if LIBOR further decreases below the floor established in any of our investments, our interest income will not be impacted. The above table illustrates the incremental impact on our annual income from investments, net, due to hypothetical increases and decreases in LIBOR, taking into consideration our borrowers’ interest rate floors as of June 30, 2021. The hypothetical decreases in LIBOR have been limited to eight basis points to result in a LIBOR of 0.00%. The results in the table above are based on our loan portfolio and debt outstanding and LIBOR of 0.08% at June 30, 2021. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis and this illustration is not meant to forecast future results. LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. Our master repurchase agreement, or the Master Repurchase Agreement, with UBS AG, or UBS, states that at such time as LIBOR shall no longer be made available or used for determining the interest rate of loans, the replacement base rate shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein so that the resulting rate approximates LIBOR as close as reasonably possible) as determined by UBS under similar facilities for the financing of similar assets and is consistent with the pricing index of similarly situated counterparties. We also currently expect that, as a result of any phase out of LIBOR, the interest rates under our loan agreements with borrowers would be amended to replace LIBOR for an alternative benchmark rate (which may include the secured overnight borrowing rate, or SOFR, or another rate based on SOFR) that will approximate the existing interest rate as calculated in accordance with LIBOR. Interest Rate Sensitivity Net Interest Income Per Share Sensitivity to LIBOR (Annualized impact per share) RETURN TO TABLE OF CONTENTS

15 Supplemental Q2 2021 15 CA PI TA L ST RU CT UR E OV ER VI EW Secured Financing Maximum Facility Size (1) Coupon Rate (2) Initial Maturity Date Principal Balance Master Repurchase Facility $ 193,055 L + 2.05% 02/18/2024 $ 49,172 Book Value per Common Share Shareholders’ equity $ 193,055 Total outstanding common shares 10,217 Book value per common share     $ 18.90 Capital Structure Detail (1) While the Master Repurchase Facility has no maximum facility amount, we expect the advancements under the Master Repurchase Facility to not exceed our equity, which as of June 30, 2021 is $193,055. (2) Weighted average rate based on outstanding principal balances as of June 30, 2021. (dollars in thousands) Capital Structure Overview as of June 30, 2021 Capital Structure Composition Outstanding Debt to Funded Investments Leverage Capacity RETURN TO TABLE OF CONTENTS

16 Supplemental Q2 2021 16 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Summary of Principal Risk Factors” included in our Current Report on Form 8-K filed on March 24, 2021 and our periodic reports, identifies other important factors that could cause RMRM’s actual results to differ materially from those stated in or implied by RMRM’s forward looking statements. RMRM’s filings with the SEC are available on the SEC’s website at www.sec.gov. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS

17 Supplemental Q2 2021 17 ON -G AA P FI NA NC IA L ME AS UR ES A ND C ER TA IN D EF IN IT IO NS Non-GAAP Financial Measures: We present Distributable Earnings, which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to net income determined in accordance with GAAP or an indication of our cash flows from operations determined in accordance with GAAP, a measure of our liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, our reported Distributable Earnings may not be comparable to the distributable earnings as reported by other companies. We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, effective for our 2020 taxable year. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings may be a useful indicator of distributions to our shareholders and is a measure that is considered by our Board of Trustees when determining the amount of such distributions. We believe that Distributable Earnings provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps us to evaluate our performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by us to our Manager under our management agreement. Distributable Earnings: We calculate Distributable Earnings as net income, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by our Manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. Other Measures: All In Yield: All In Yield represents the yield on a loan, excluding any repurchase debt funding applicable to the loan and including amortization of deferred fees over the initial term of the loan. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing. Maximum Maturity: Maximum Maturity assumes all loan extension options are exercised, which options are subject to the borrower meeting certain conditions. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS